Exhibit 99.1

CapLease Announces Second Quarter 2010 Results

NEW YORK--(BUSINESS WIRE)--August 4, 2010--CapLease, Inc. (NYSE: LSE), a real estate investment trust (REIT) focused on single-tenant commercial real estate investments, today announced its results for the second quarter ended June 30, 2010. Net loss to common stockholders was $(2.7) million, and funds from operations, or FFO, was $9.4 million.

Second Quarter 2010 and Subsequent Event Highlights:

  Stable Revenues of $41.6 Million
  FFO of $0.17 Per Share Before Items Affecting Comparability
  Debt Reduction of $43 Million Since End of First Quarter and $70 Million Total in 2010
  Extended Maturity of Revolving Credit Facility Until July 2013

Paul McDowell, Chairman and Chief Executive Officer, stated: “During the second quarter, we continued to strengthen our balance sheet through recourse debt reductions, utilizing the capital we raised during the first quarter. We also have developed a solid pipeline of potential new investment transactions and have earmarked much of the remaining capital to fund portfolio growth. The extension of our revolving credit agreement until July 2013 addresses our only near term debt maturity, and will provide us significant liquidity at an attractive cost as we re-enter the investment markets.”

Second Quarter 2010 Results:

CapLease produced total revenues of $41.6 million for the quarter ended June 30, 2010, compared to total revenues of $44.5 million in the comparable period in 2009. The decline in revenues from the comparable period in 2009 reflects the previously communicated vacancy of the Company’s Johnston, Rhode Island property during October 2009.

Second quarter 2010 FFO adjusted for items that affect comparability was $9.5 million, or $0.17 per share, compared to $13.3 million, or $0.28 per share, in the comparable period in 2009. The Company’s 2010 second quarter results reflect the impact of the first quarter 2010 capital raises and lower revenue.

Net loss to common stockholders for the second quarter of 2010 was $(2.7) million, or $(0.05) per share, compared to net income of $6.0 million, or $0.12 per share, in the comparable period in 2009. Net income in the 2009 period included $6.6 million of gain on debt extinguishment.

	For the Three Months Ended June 30,
(Amounts in thousands, except per share amounts)	2010	2009
Funds from operations	$9,356	$19,303
Per Share	$0.16	$0.40
Items that affect comparability (income) expense:
Loss on investments	–	577
Loss (gain) on extinguishment of debt	184	(6,593)
Funds from operations, as adjusted for comparability	$9,540	$13,287
Per Share	$0.17	$0.28

Debt Reduction Activities:

During the second quarter 2010, CapLease reduced overall debt by about $25 million, including a $13.5 million reduction in the outstanding balance of our 7.50% convertible senior notes. The outstanding principal balance of the notes is now at $36.4 million. Subsequent to quarter end, we completed our amended revolving credit agreement and extended the maturity to July 2013. At the same time, we reduced the outstanding balance under the line to $96 million. Overall, since the beginning of the second quarter through the end of July 2010, we have reduced debt by an additional $42.9 million on top of the $26 million in debt we eliminated in the first quarter. We have reduced recourse indebtedness by 21.9% during 2010.

Investment Portfolio:

The Company’s portfolio before depreciation and amortization was approximately $2.0 billion, with 81% invested in owned properties, at June 30, 2010. The weighted average underlying tenant credit rating on the Company’s entire single tenant portfolio is A- from Standard & Poor’s, with an average tenant rating on the single tenant owned property portfolio of A.

Approximately 92% of the overall single tenant portfolio is invested in owned properties and loans on properties where the underlying tenant is rated investment grade and in investment grade rated real estate securities, with about 97% of the single tenant owned property portfolio leased to investment grade tenants.

The weighted average remaining lease term on the Company’s entire single tenant portfolio is approximately nine years, including approximately seven years on the single tenant owned property portfolio and approximately 17 years on the leases underlying the loan portfolio.

Our loan portfolio is primarily comprised of seasoned fully amortizing first mortgage loans on properties leased to investment grade tenants. References to the Company’s single tenant portfolio exclude its Johnston, Rhode Island and Omaha, Nebraska properties, as each is no longer leased primarily by a single tenant.

Six Month Results:

For the six months ended June 30, 2010, the Company reported total revenues of $83.3 million, compared to total revenues of $89.6 million in the comparable period of 2009. FFO adjusted for items that affect comparability for the six months ended June 30, 2010 was $18.9 million, or $0.34 per share, compared to $26.5 million, or $0.55 per share, in the 2009 period. Net loss to common stockholders for the six months ended June 30, 2010 was $(5.5) million, or $(0.10) per share, compared to net income of $1.3 million, or $0.03 per share, in the comparable period of 2009.

	For the Six Months Ended June 30,
(Amounts in thousands, except per share amounts)	2010	2009
Funds from operations	$18,575	$28,113
Per Share	$0.34	$0.59
Items that affect comparability (income) expense:
Loss on investments	–	7,827
Loss (gain) on extinguishment of debt	280	(9,413)
Funds from operations, as adjusted for comparability	$18,855	$26,527
Per Share	$0.34	$0.55

Balance Sheet:

The Company has utilized the capital it has raised in 2010 to continue its debt reduction activities, while also increasing its cash position to facilitate the re-start of portfolio growth activities. As of today, our cash and cash equivalents stand at $58 million.

At June 30, 2010, the Company’s assets included $1.6 billion in owned real property investments before depreciation and amortization, $216 million in loan investments, and $152 million in commercial mortgage-backed securities. Most of the Company’s debt is long-term amortizing non-recourse fixed rate debt. Only 2.5% of the Company’s debt is recourse and must be refinanced through 2012, comprised entirely of the convertible senior notes with $36.4 million of principal currently outstanding and putable to the Company by the holders in October 2012.

The Company’s overall portfolio leverage, expressed as a percentage of its total debt to total assets before depreciation and amortization on owned properties and with other minor adjustments, was approximately 72% as of June 30, 2010, down from 76% at December 31, 2009. CapLease expects its portfolio leverage level to continue to decrease over time, as a result of one or more of the following factors: scheduled principal amortization on our debt which averages about $40 million annually through 2014, voluntary debt reduction including potentially through selected asset sales, and lower or no leverage on new asset acquisitions. The Company’s leverage on owned properties is approximately 69% as of June 30, 2010.

Dividends:

In the second quarter of 2010, the Company declared a cash dividend on its common stock in the amount of $0.06 per share. The level of CapLease’s common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.

The Company also declared a cash dividend of $0.5078125 on its 8.125% Series A cumulative redeemable preferred stock.

2010 Guidance:

CapLease is adjusting its guidance assumptions to include events and transactions that have occurred to date during 2010, including the Company’s first quarter capital raising activities, its tender offer for the convertible senior notes and the paydown of the Wells Fargo credit agreement. Inclusive of these updated assumptions, CapLease estimates its full year 2010 FFO to be in the range of $0.63 to $0.65 per share, and $(0.23) to $(0.21) of earnings per share (EPS), compared to a range of $0.68 to $0.73 FFO per share, and $(0.22) to $(0.17) EPS, previously.

Inclusive of the above updated assumptions, CapLease also estimates its full year 2010 cash available for distribution (CAD) guidance to be in the range of $0.66 to $0.68 per share, compared to a range of $0.72 to $0.77 CAD per share previously.

The Company’s adjusted guidance estimates assume no additional capital raising activities in 2010 and no new asset investments other than the estimated impact of assets we may add in the second half of 2010 with the proceeds from our first quarter 2010 capital raise. The Company’s guidance estimates continue to assume the Johnston, Rhode Island property remains vacant for all of 2010 and estimated carrying costs of the building for 2010 of $1.5 million, no asset disposition activity in 2010, no gains or losses associated with asset sales or debt extinguishment, no portfolio impairments or losses, and no other gains or charges that may occur during the year. The Company’s estimates also include assumptions with respect to interest rate levels on our floating rate facility, the level of property operating expenses and general and administrative expenses.

The difference between FFO and EPS is primarily depreciation and amortization expense on real property.

The factors described in the Forward-Looking and Cautionary Statements section of this release could cause actual results to differ materially from our guidance.

Conference Call:

CapLease will hold a conference call and webcast to discuss the Company’s second quarter 2010 results at 9:30 a.m. (Eastern Time) today. Hosting the call will be Paul H. McDowell, Chairman and Chief Executive Officer, and Shawn P. Seale, Senior Vice President and Chief Financial Officer.

Interested parties may listen to the conference call by dialing (877) 407-0789 or (201) 689-8562 for international participants. A simultaneous webcast of the conference call may be accessed by logging onto the Company’s website at www.caplease.com under the Investors section.

A replay of the conference call will be available on the Internet at www.streetevents.com and the Company’s website for approximately fourteen days following the call. A recording of the call also will be available beginning after 1:00 p.m. (Eastern Time) today by dialing (877) 660-6853 or (201) 612-7415 for international participants. To access the telephonic replay, please enter account number 3055 along with conference ID 354696.

Non-GAAP Financial Measures:

Funds from operations (FFO) and cash available for distribution (CAD) are non-GAAP financial measures. The Company believes FFO and CAD are useful additional measures of the Company’s financial performance, as these measures are commonly used by the investment community in evaluating the performance of an equity REIT. The Company also believes that these measures are useful because they adjust for a variety of non-cash items (like depreciation and amortization, in the case of FFO, and depreciation and amortization, stock-based compensation and straight-line rent adjustments, in the case of CAD). FFO and CAD should not be considered as alternatives to net income or earnings per share determined in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO and CAD in a similar fashion, the Company’s calculation of FFO and CAD may not be comparable to similarly titled measures reported by other companies.

The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures.

The Company calculates CAD by further adjusting FFO to exclude straight-line rent adjustments, stock-based compensation, above or below market rent amortization and non-cash interest income and expense, and to include routine capital expenditures on investments in real property and capitalized interest expense (if any). The Company will also adjust its CAD computations to exclude certain non-cash or unusual items. For example, in 2009 and 2010, CAD has been adjusted to exclude the non-cash gains/losses on debt extinguishment.

The Company also discloses FFO as adjusted for items that affect comparability, as it believes this measure is a useful proxy for existing portfolio performance and, therefore, provides a meaningful presentation of operating performance. This adjusted FFO measure should not be considered as an alternative to net income or earnings per share determined in accordance with GAAP as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity. It also differs from the NAREIT’s definition of FFO and may not be comparable to similarly titled measures reported by other companies.

Forward-Looking and Cautionary Statements:

This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

  payment defaults on one or more of our asset investments;
  the impact to earnings associated with potential asset dispositions and debt repayments;
  increases in our financing costs (including as a result of LIBOR rate increases), our general and administrative costs and/or our property expenses; and
  our failure to comply with our debt obligations.

Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent Annual Report on Form 10-K, including the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC’s website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

About the Company:

CapLease, Inc. is a real estate investment trust, or REIT, that invests primarily in single tenant commercial real estate assets subject to long-term leases to high credit quality tenants.

CapLease, Inc. and Subsidiaries
Consolidated Statements of Operations
For the three and six months ended June 30, 2010 and June 30, 2009
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Amounts in thousands, except per share amounts)	2010	2009	2010	2009
Revenues:
Rental revenue	$31,551	$33,777	$63,078	$67,525
Interest income from loans and securities	7,048	7,830	14,015	15,972
Property expense recoveries	2,780	2,688	5,792	5,716
Other revenue	224	156	427	363
Total revenues	41,603	44,451	83,312	89,576
Expenses:
Interest expense	21,304	22,673	43,030	45,734
Property expenses	5,942	4,747	12,309	10,132
Loss on investments	–	577	–	7,827
General and administrative expenses	2,471	2,636	5,437	5,155
General and administrative expenses-stock based compensation	663	515	1,216	1,020
Depreciation and amortization expense on real property	12,067	13,295	24,132	26,582
Loan processing expenses	58	77	135	156
Total expenses	42,505	44,520	86,259	96,606
(Loss) gain on extinguishment of debt	(184)	6,593	(280)	9,413
Loss (income) from continuing operations	(1,086)	6,524	(3,227)	2,383
Income from discontinued operations	–	162	37	355
Net (loss) income before non-controlling interest in consolidated subsidiaries	(1,086)	6,686	(3,190)	2,738
Non-controlling interest in consolidated subsidiaries	7	(20)	16	(4)
Net (loss) income	(1,079)	6,666	(3,174)	2,734
Dividends allocable to preferred shares	(1,625)	(711)	(2,367)	(1,422)
Net (loss) income allocable to common stockholders	$(2,704)	$5,955	$(5,541)	$1,312

Earnings per share:
Net (loss) income per common share, basic and diluted	$(0.05)	$0.12	$(0.10)	$0.03
Weighted average number of common shares outstanding, basic and diluted	57,185	47,974	55,129	47,705
Dividends declared per common share	$0.06	$0.05	$0.12	$0.10
Dividends declared per preferred share	$0.51	$0.51	$1.02	$1.02

CapLease, Inc. and Subsidiaries
Consolidated Balance Sheets
As of June 30, 2010 (unaudited) and December 31, 2009

	As Of	As Of
	June 30,	December 31,
(Amounts in thousands, except share and per share amounts)	2010	2009
Assets
Real estate investments, net	$1,383,142	$1,408,819
Loans held for investment, net	215,777	221,211
Commercial mortgage-backed securities	151,810	153,056
Cash and cash equivalents	76,185	38,546
Asset held for sale	–	3,410
Structuring fees receivable	685	1,094
Other assets	79,574	78,279
Total Assets	$1,907,173	$1,904,415
Liabilities and Equity
Mortgages on real estate investments	$936,788	$943,811
Collateralized debt obligations	258,757	263,310
Credit facility	109,810	126,262
Secured term loan	107,578	114,070
Convertible senior notes	35,010	49,452
Other long-term debt	30,930	30,930
Total Debt Obligations	1,478,873	1,527,835
Intangible liabilities on real estate investments	38,498	39,591
Accounts payable, accrued expenses and other liabilities	18,818	18,700
Dividends and distributions payable	5,066	3,822
Total Liabilities	1,541,255	1,589,948
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, Series A cumulative redeemable preferred, liquidation preference $25.00 per share,
3,200,600 and 1,400,000 shares issued and outstanding, respectively	73,776	33,657
Common stock, $0.01 par value, 500,000,000 shares authorized, 57,184,965
and 51,709,511 shares issued and outstanding, respectively	572	517
Additional paid in capital	313,723	303,368
Accumulated other comprehensive loss	(23,375)	(24,332)
Total Stockholders' Equity	364,696	313,210
Non-controlling interest in consolidated subsidiaries	1,222	1,257
Total Equity	365,918	314,467
Total Liabilities and Equity	$1,907,173	$1,904,415

CapLease, Inc. and Subsidiaries
Reconciliation of Net (Loss) Income to Funds from Operations and Cash Available for
Distribution (unaudited)
For the three and six months ended June 30, 2010 and June 30, 2009

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Amounts in thousands, except per share amounts)	2010	2009	2010	2009
Net (loss) income allocable to common stockholders	$(2,704)	$5,955	$(5,541)	$1,312
Add (deduct):
Non-controlling interest in consolidated subsidiaries	(7)	20	(16)	4
Depreciation and amortization expense on real property	12,067	13,295	24,132	26,582
Depreciation and amortization expense on discontinued operations	–	33	–	215
Funds from operations	9,356	19,303	18,575	28,113
Add (deduct):
Straight-lining of rents	(5,773)	(9,626)	4,599	1,394
General and administrative expenses-stock based compensation	663	515	1,216	1,020
Amortization of above and below market leases	416	328	831	688
Non-cash interest income and expenses	520	818	1,270	1,599
Routine capital expenditures on real estate investments	(71)	(10)	(71)	(30)
Loss on investments	–	577	–	7,827
Loss (gain) on extinguishment of debt	184	(6,593)	280	(9,413)
Cash available for distribution	$5,295	$5,312	$26,700	$31,198

Weighted average number of common shares outstanding, basic and diluted	57,185	47,974	55,129	47,705
Weighted average number of OP units outstanding	156	156	156	156
Weighted average number of common shares and OP units outstanding, diluted	57,341	48,130	55,285	47,861
Net (loss) income per common share, basic and diluted	$(0.05)	$0.12	$(0.10)	$0.03
Funds from operations per share	$0.16	$0.40	$0.34	$0.59
Cash available for distribution per share	$0.09	$0.11	$0.48	$0.65

CapLease, Inc. and Subsidiaries
Overall Company Leverage (unaudited)
As of June 30, 2010 and December 31, 2009

	Jun 30, 2010	Dec 31, 2009
Debt
Mortgages on real estate investments	$936,788	$943,811
Collateralized debt obligations	258,757	263,310
Credit facility	109,810	126,262
Secured term loan	107,578	114,070
Convertible senior notes	35,010	49,452
Other long-term debt	30,930	30,930
Total Debt	$1,478,873	$1,527,835

Assets
Total assets	$1,907,173	$1,904,415
Accumulated depreciation and amortization on owned properties	215,053	190,166
Intangible liabilities on real estate investments	(38,498)	(39,591)
Prepaid expenses and deposits	(2,682)	(1,267)
Accrued rental income	(32,638)	(35,317)
Deferred rental income	1,920	–
Debt issuance costs, net	(6,158)	(7,653)
Other	(866)	(988)
Total Assets	$2,043,304	$2,009,765

Leverage	72%	76%

CapLease, Inc. and Subsidiaries
Leverage by Segment (unaudited)
As of June 30, 2010

		Mortgage		Secured Term	Credit
(in thousands)	Investment (1)	Debt	CDO Debt	Loan Debt	Facility Debt	Total Debt	Leverage

Owned Properties	$ 1,607,605	$ 936,788	$ 31,703	$ 33,289	$ 99,847	$ 1,101,627	69%
Debt Investments	368,509	–	227,053	74,289	9,963	311,305	84%

(1)	Represents our carry value for financial reporting purposes before depreciation and amortization on owned properties. The carry value of our debt investments has been adjusted to exclude a $500 general loss reserve.

CapLease, Inc. and Subsidiaries Estimated Net Loss and Cash Available for Distribution (unaudited) For the fiscal year ending December 31, 2010

	January 1, 2010	-	December 31, 2010
	Low End		High End
(in thousands, except per share amounts)	Range		Range
Net loss allocable to common stockholders	$(13,000)		$(11,800)
Add (deduct):
Depreciation and amortization expense on real property	48,200		48,200
Straight-lining of rents	(4,100)		(4,100)
General and administrative expenses-stock based compensation	2,500		2,500
Amortization of above and below market leases	1,700		1,700
Impact of non-cash interest income and expense items	2,000		2,000
Routine capital expenditures on real estate investments	(600)		(600)
Loss on extinguishment of debt	280		280
Cash available for distribution	$36,980		$38,180

Weighted average common shares outstanding-estimate for the year 2010	56,170		56,170
OP units outstanding as of August 4, 2010	156		156
Weighted average common shares and OP units outstanding-estimate for the year 2010	56,326		56,326

Net loss per common share, basic and diluted	$(0.23)		$(0.21)
Cash available for distribution per share	$0.66		$0.68

CONTACT:
Investor Relations/Media:
ICR, Inc.
Brad Cohen, 212-217-6393
bcohen@icrinc.com